SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to [240.14a-11(c) or 240.14a-1]

STAR GAS PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No filing fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6)	Amount Previously Paid:

7)	Form, Schedule or Registration Statement No.:

8)	Filing Party:

9)	Date Filed:

PROXY SERVICES

51 MERCEDES WAY

EDGEWOOD, NY 11717

STAR GAS PARTNERS, L.P.

CLEARWATER HOUSE

2187 ATLANTIC STREET

STAMFORD, CT 06902

JULY 18, 2003

DEAR UNITHOLDER:

THE SPECIAL MEETING OF UNITHOLDERS OF STAR GAS PARTNERS IS ONLY A WEEK AWAY! TO DATE, WE HAVE NOT YET RECEIVED YOUR VOTING INSTRUCTIONS.

A VOTING INSTRUCTION FORM (VIF) WAS PROVIDED IN RECENT REMINDER MAILINGS TO ALL UNITHOLDERS. YOUR VOTE MAY BE CAST BY TELEPHONE, INTERNET OR BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE VIF.

SINCE TIME IS SHORT AND YOUR VOTE CRITICAL, WE HAVE ALSO ESTABLISHED A METHOD THAT WILL ENABLE YOU TO VOTE BY TOLL-FREE PROXYGRAM. PLEASE FOLLOW THE SIMPLE STEPS LISTED ON THE FOLLOWING PAGE.

REMEMBER, EVERY VOTE COUNTS, SO REGARDLESS OF THE NUMBER OF UNITS YOU HOLD, PLEASE VOTE TODAY.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR UNITS, PLEASE CALL GEORGESON SHAREHOLDER COMMUNICATIONS AT 800-960-7546.

WITH WARM REGARDS,

IRIK P. SEVIN

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY

ARE AVAILABLE TO ASSIST YOU NOW!!!

INSTRUCTIONS

1.	Call Toll-Free 1-877-880-9547, anytime, day or night.

2.	Tell the operator that you wish to send a collect ProxyGram to ID No. 4062, Star Gas Partners, L.P.

3.	State your name, address and telephone number.

4.	State the bank or broker at which your units are held and your control number as shown below:

Name:	<NA.1>
Broker:	<Broker>
Control Number:	<ControlNum>
Number of Units:	<NumShares>

5.	Give the operator your voting preferences, using the proxy text below.

PROXY

STAR GAS PARTNERS, L.P.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER

SPECIAL MEETING

JULY 25, 2003

The undersigned unitholder hereby appoints Irik P. Sevin, Ami Trauber and Richard F. Ambury and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the common units, senior subordinated units and junior subordinated units of Star Gas Partners, L.P. which the undersigned would be entitled to vote if personally present at the Special Meeting to be held on July 25, 2003, and at any and all adjournments thereof, on all matters that may properly come before the meeting.

Your units will be voted as directed below. If no direction is given for any item, it will be voted in favor of the proposals.

YOUR VOTE IS IMPORTANT. BY VOTING PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS AND HELP STAR GAS PARTNERS AVOID ADDITIONAL EXPENSES.

The Board of Directors of Star Gas LLC, our general partner, unanimously recommends a vote FOR the following proposals:

1.	A proposal to amend our partnership agreement to permit us to issue an unlimited number of common units or units ranking on a parity with common units if the proceeds from such issuances are used to repay our long term indebtedness including indebtedness of our direct and indirect subsidiaries.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	A proposal to amend our partnership agreement to permit us to issue an unlimited number of common units or units ranking on a parity with common units if the proceeds from such issuances are used to acquire capital assets in a transaction approved by our general partner’s independent directors.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	A proposal to amend our partnership agreement to permit us to issue up to 3,000,000 additional common units or units ranking on a parity with common units for general partnership purposes.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	The undersigned hereby authorizes the proxies to vote in their discretion on any other business that may properly be brought before the special meeting or any adjournment thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please give your name to the operator exactly as it appears hereon. If units are held jointly, please give each name to the operator. When voting as attorney, executor, administrator, trustee or guardian, please give full title as such.